MILESTONE MANAGEMENT LTD., LLC
6965 El Camino Real, Suite 105-598
Carlsbad, California 92009
760-431-9152
kdills2002@Yahoo, corn

MANAGEMENT CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is to be effective as of the 9th day of October, 2002 by and between American Millennium Corporation, Inc. (the "Company"), having its' principal place of business at 1010 10th Street, Suite 100, Golden Colorado 80401, and Kevin C. Dills of Milestone Management Ltd., LLC, (the "Consultant"), having its' principal place of business at 6965 E1 Camino Real, Suite 105-598, Carlsbad, California 92009.

                          The parties agree as follows:

1. Appointment of "Consultant". Company hereby engages the Consultant and Consultant hereby agrees to render services to the Company as a management consultant, strategic planner and corporate development advisor.

2. Duties. During the term of this Agreement, Consultant shall provide advice to, undertake for, and consult with the Company concerning strategic plating and corporate development on connection with the operation of the business of the Company. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short range and long term strategic planning to fully develop and enhance the Company's assets, resources, products and services;
(b) The implementation of a marketing program to assist the Company in broadening the markets for its business and services and promote the image of the Company and its business and services;
(c) The implementation of all corporate development enhancements in a timely manner;
(d) Advise and recommend to the Company additional services relating to the present business and services provided by the Company, as well as new products and services that may be provided by the Company.

all as more specifically set out in the attached Statement of Work (SOW).

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3. Term. The term of this Agreement shall be for a twelve (12) month period commencing on the date hereof and will continue on a month to month bases until terminated by the Consultant or the Company with five (5) days notice.

4. Compensation. See Statement of Work.

5. Expenses. Consultant shall be entitled for reimbursement by the Company of such reasonable out of pocket expenses as Consultant may incur in performing services under this Agreement. Any expenses over $500.00 shall 'be approved in advance with the Company.

6. Confidentiality. While serving as a Consultant to the Company, Consultant may obtain knowledge or private information belonging to, or possessed or used by, the Company and its business. This "knowledge or information (the "PROPRIETARY INFORMATION") may include, but is not limited to, knowledge or information in the form of proprietary, confidential or trade secret processes, plans, materials, formulas, and the like relating to the Company's business, products and other activities. Consultant agrees to treat such knowledge or information as confidential.

Consultant agrees that he will not, without the prior written consent of the Company, at any time during the term of this Agreement, and for a period of one
(1) year after termination of this Agreement, directly or indirectly reveal, furnish or make known to any person or use for Consultant's benefit or the benefit of others, any PROPRIETARY INFORMATION of the Company, disclosed to, learned of, developed, or otherwise acquired by Consultant while performing services for the Company. Consultant is permitted to disclose the information obtained under the terms of this Agreement to third parties only on a need-to-know basis related to the performance of work under this Agreement, provided that the Company has approved the disclosure in advance, and only if such persons are bound to protect the confidentiality of such information to the same extent as the Consultant pursuant to this Agreement.

This obligation is specifically qualified and limited by the understanding that Consultant will not have any obligation or liability of any kind with respect to any PROPRIETARY INFORMATION which: (a) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Consultant; (b) becomes known to the Consultant through disclosure by sources other than the Company having the legal right to disclose such PROPRIETARY INFORMATION; (c) has been independently developed by the Consultant without reference to or use of the PROPRIETARY INFECTION; or (d) is required to be disclosed by the Consultant to comply with applicable laws or governmental regulations, PROVIDED THAT the Consultant provides prior written notice of such disclosure to the Company and takes reasonable and lawful actions to avoid and/or minimize 'the extent of such disclosure.

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7. Indemnification. Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including, reasonable attorney's fees (collectively the '~Liabilities') joint and several, arising of the performance of Consulting Agreement, whether or not Consultant is a party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold the Company, its affiliates, control persons~ officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of tiffs Agreement shall apply and the Company shall perform its obligations there under to reimburse Consultant for its expenses). The provisions of this paragraph 7 shall survive the termination and expiration of this Agreement.

Independent Contractor. Consultant and the Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of the Company.

Miscellaneous. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof; and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. The laws of the State of California shall govern this agreement.

The foregoing correctly sets forth our understanding by signing this Agreement where provided.

Accepted and Agreed to as of the 7th day of November.

Kevin C. Dills                              Garrett L. Thomas
/s/ Kevin C. Dills                          /s/ Garrett L. Thomas
------------------------                   -------------------------
Consultant                                 President and CEO
                                           American Millennium Corporation, Inc.



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                                STATEMENT OF WORK

Consultant will provide the following services under tiffs Agreement:

a. Work with Company on the production of a capital formation plan. b. Market the offering documents for any specific offering of the Company.
     c. Take all actions to ensure SEC compliance for any marketing of an offering of the Company including proper reviews of ail personnel associated with the offering activities. d. Work with Securities Compliance Control on the execution of actions for the Company offerings with the specific purpose of ensuring compliance with all SEC requirements by Milestone Management.

Payment

For the first offering of the Company, Consultant Mil be paid $10,000 and Five Hundred Thousand (500,000) shares of AMCi restricted common stock for the initial effort for the marketing of the Company's first offering and interaction with Securities Compliance Control during the placement period. This initial offering marketing period is expected to last roughly four to six weeks.

Upon the successful placing of the initial Company offering, Company and Consultant will agree upon a monthly fee for the continued support of the Company's capital formation plan.

Payment for work on subsequent offerings shall be agreed upon by the parties prior to Consultant undertaking any work on such offerings.


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